Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated August 17, 2006 relating to the financial statements of Boomerang Holdings, Inc.  Our report contains an explanatory paragraph regarding uncertainties as to the ability of the Company to continue as a going concern.  We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

                                                                                                                                /s/ RubinBrown LLP

St. Louis, Missouri
October 10 , 2006